UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2017

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)
 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth in Item 3.03 related to the Amendment (as defined therein) is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
The information set forth in Item 3.03 related to the Amendment is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On January 25, 2017, Univest Corporation of Pennsylvania (the “Corporation”), parent company of Univest Bank and Trust Co., issued a press release reporting 2016 fourth quarter and year-end earnings. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.03	Material Modification to Rights of Security Holders.
The Corporation and Broadridge Corporate Issuer Solutions, Inc. (the “Rights Agent”), have executed an Amendment (the “Amendment”), dated as of January 25, 2017 to that certain Rights Agreement dated as of September 30, 2011, between the Corporation and the Rights Agent (the “Rights Agreement”), regarding the Corporation’s Series A Junior Participating Preferred Stock purchase rights (the “Rights”).

The Amendment will have the effect of causing the Rights Agreement and the Rights to terminate on January 25, 2017.

The description contained herein of the Amendment is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

Exhibit No.	Description of Document

4.1	Amendment to Rights Agreement, dated as of September 30, 2011, between the Corporation and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.

99.1	Press release issued by Univest Corporation of Pennsylvania on January 25, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Jeffrey M. Schweitzer
Name:	Jeffrey M. Schweitzer
Title:	President and Chief Executive Officer
January 25, 2017

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Amendment to Rights Agreement, dated as of September 30, 2011, between the Corporation and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.

99.1	Press release issued by Univest Corporation of Pennsylvania on January 25, 2017.